EXHIBIT 23.1

                          Independent Auditor's Consent

The  Board  of  Directors:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-59476 and 333-100732, of our report dated June 9, 2003, relating to the financial statements of Rockport Healthcare Group, Inc. appearing in the Form 10-KSB for the year ended March 31, 2003.

Hein + Associates LLP
Houston, Texas
June 30, 2003


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